UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

Voltari Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street Suite 415 New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 388-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On January 11, 2016, Voltari Corporation (the “Company”), through its wholly owned subsidiary, Voltari Real Estate Holding, LLC, a Delaware limited liability company (the “Purchaser”), entered into an amendment (the “First Amendment”) to that certain purchase and sale agreement (the “Purchase Agreement”), dated as of December 3, 2015, by and between the Purchaser and Flanders Holding, LLC, a Texas limited liability company (the “Seller”), to extend the Contingency Period (as such term is defined in the Purchase Agreement) to February 11, 2016.

On February 10, 2016, the Purchaser and the Seller entered into a second amendment (the “Second Amendment”) to the Purchase Agreement, to further extend the Contingency Period to March 10, 2016.

The foregoing descriptions of the First Amendment and the Second Amendment are not complete and are qualified in their entirety by reference to each of the First Amendment, which is attached as Exhibit 10.1 hereto, and the Second Amendment, which is attached as Exhibit 10.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement, dated as of January 11, 2016, by and between Flanders Holding, LLC and Voltari Real Estate Holding, LLC.

10.2	Second Amendment to Purchase and Sale Agreement, dated as of February 10, 2016, by and between Flanders Holding, LLC and Voltari Real Estate Holding, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: February 19, 2016	By:	/s/ John Breeman
John Breeman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement, dated as of January 11, 2016, by and between Flanders Holding, LLC and Voltari Real Estate Holding, LLC.

10.2	Second Amendment to Purchase and Sale Agreement, dated as of February 10, 2016, by and between Flanders Holding, LLC and Voltari Real Estate Holding, LLC.